                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           UNIFAB International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                       [UNIFAB INTERNATIONAL, INC. LOGO]

                           UNIFAB INTERNATIONAL, INC.
                                 5007 PORT ROAD
                          NEW IBERIA, LOUISIANA 70562

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 17, 1999
                             ---------------------

DATE:                 Friday, September 17, 1999
TIME:                 10:00 A.M. C.D.T.
PLACE:                5007 Port Road, New Iberia, Louisiana
PURPOSE:              - To elect two directors;
                      - To ratify the appointment of Ernst & Young LLP as our
                      independent auditors to audit our financial statements for fiscal 2000; and
                      - To transact such other business as may properly come
                        before the annual meeting.
RECORD DATE:          Close of business on August 5, 1999

     Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. You may revoke your proxy at any time before it is voted. We appreciate your cooperation.

                                            By Order of the Board of Directors

                                            Peter J. Roman
                                            Secretary

New Iberia, Louisiana
August 19, 1999

                           UNIFAB INTERNATIONAL, INC.
                                 5007 PORT ROAD
                          NEW IBERIA, LOUISIANA 70562

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 17, 1999

     We will begin mailing this proxy statement to our shareholders on or about August 19, 1999.

     We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies on behalf of our board of directors for use at our 1999 annual meeting of shareholders to be held on Friday, September 17, 1999 at 10:00 A.M. C.D.T. at our offices, 5007 Port Road, New Iberia, Louisiana.

WHO CAN VOTE

     If you held any of our common stock at the close of business on August 5, 1999, then you are entitled to notice of and to vote at our 1999 annual meeting. On that date 6,806,368 shares of our common stock were outstanding.

QUORUM

     The presence of a majority of our common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. For purposes of determining a quorum we will count as present shares of common stock present at the meeting that abstain from voting or that are the subject of broker non-votes. A broker non-vote occurs when a broker, or the broker's nominee, who holds common stock for a beneficial owner does not vote on a particular matter because the broker or nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

VOTING RIGHTS

     Each share of our common stock that you hold entitles you to one vote on all matters that come before the annual meeting. One or more inspectors of election will count votes cast at the annual meeting. Directors will be elected by a plurality of the shares voted (that is, the two nominees receiving the largest number of votes will be elected). All other matters voted on are decided by a majority of the votes actually cast, except as otherwise provided by statute, our articles of incorporation and our bylaws.

     Abstentions and broker non-votes are not considered as cast in the election of directors or as to any matter expected to come before the annual meeting and will have no effect on the outcome.

HOW YOUR PROXY WILL BE VOTED

     Our board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the annual meeting, whether or not you attend in person.

  Granting Your Proxy

     If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, the proxy representing your common stock will be voted in favor of the proposed director nominees and for the ratification of the appointment of auditors.

     We expect no matter to be presented for action at the 1999 annual meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named in the enclosed proxy intend to vote in accordance with their judgment on any matters that may properly come before the annual meeting.

  Revoking Your Proxy

     If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before your proxy is voted. You may also attend the annual meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

PROXY SOLICITATION

     We will pay all expenses of soliciting proxies for the 1999 annual meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and telegraph. We will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock and, upon their request, we will reimburse such persons for reasonable out-of-pocket expenses incurred in doing so.

SHAREHOLDER PROPOSALS

     If you want us to consider including a proposal in next year's proxy statement, you must deliver it in writing to Peter J. Roman, Secretary, UNIFAB International, Inc., 5007 Port Road, New Iberia, Louisiana 70562 by April 21, 2000. Proxies solicited on behalf of our board of directors for next year's annual meeting will confer discretionary authority to vote with respect to any matter properly submitted by a shareholder for action at next year's annual meeting if we do not receive notice of the matter on or before July 5, 2000.

                             ELECTION OF DIRECTORS

     Our articles of incorporation and by-laws provide for a board of directors of five natural persons, divided into three classes. The members of each class serve for three years, with one class to be elected at each annual meeting. The term of office of the Class II directors will expire at the 1999 annual meeting.

     Our board of directors has nominated each of the Class II directors named below to serve for an additional three-year term expiring in 2002 and recommends that shareholders vote FOR the re-election of the nominees. In the absence of contrary instructions, the proxy holders will vote for the election of the two nominees listed below. In the unanticipated event that any of the nominees is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for a substitute candidate nominated by the board of directors.

     The following table sets forth as of July 1, 1999, for each nominee, each of our other directors and each of our executive officers, the age, position, and principal occupation and employment during the past five years of each such person, any family relationships among such persons, and, if a nominee or a director, each person's directorships in other public corporations and the year that he was first elected a director of our company or its predecessor. All executive officers serve at the pleasure of our board of directors.

                                                 PRINCIPAL OCCUPATION, DIRECTORSHIPS IN          DIRECTOR
NAME AND AGE                               OTHER PUBLIC CORPORATIONS, AND FAMILY RELATIONSHIPS    SINCE
------------                               ---------------------------------------------------   --------
NOMINEES FOR ELECTION AS CLASS II DIRECTORS (FOR TERM EXPIRING IN 2002)
Charles E. Broussard, 74.................  Mr. Broussard is a director of our company. Mr.         1980
                                           Broussard is also Chairman of the Board and Chief
                                           Executive Officer of Flying J. Ranch, Inc., a
                                           Louisiana cattle and rice farm.

                                                 PRINCIPAL OCCUPATION, DIRECTORSHIPS IN          DIRECTOR
NAME AND AGE                               OTHER PUBLIC CORPORATIONS, AND FAMILY RELATIONSHIPS    SINCE
------------                               ---------------------------------------------------   --------
George C. Yax, 58........................  Mr. Yax is a director of our company. Mr. Yax was       1997
                                           also a co-founder of Ceanic Corporation
                                           (previously, American Oilfield Divers, Inc.), a
                                           provider of subsea products and services to the
                                           offshore oil and gas industry, and served as its
                                           Chairman of the Board until its sale in August,
                                           1998.
CONTINUING CLASS III DIRECTORS (TERM EXPIRES IN 2000)
Dailey J. Berard, 69.....................  Mr. Berard is the founder of our company. Mr.           1980
                                           Berard serves as our Chairman of the Board,
                                           President and Chief Executive Officer. Mr. Berard
                                           is a brother of David J. Berard.
William A. Hines, 62.....................  Mr. Hines is a director of our company. Mr. Hines       1998
                                           is also Chairman of the Board and President of
                                           Nassau Holding Corporation, a manufacturer of
                                           couplings for oilfield tubular goods and
                                           distributor of oilfield tubular goods, and a
                                           director of Whitney Holding Corporation, a regional
                                           bank holding company.
CONTINUING CLASS I DIRECTOR (TERM EXPIRES IN 2001)
Perry Segura, 69.........................  Mr. Segura is a director of our company. Mr. Segura     1980
                                           is an architect and real estate developer. Mr.
                                           Segura has served as Chairman of the Board of
                                           Supervisors of Louisiana State University since
                                           1997 and was Vice Chairman of that board from 1996
                                           to 1997.

     Our board of directors has primary responsibility for directing our management and affairs. During fiscal 1999, our board of directors held five meetings. Each director attended 75% or more of the aggregate number of meetings held during fiscal 1999 of the board of directors and committees of which he was a member.

     To provide for effective direction and management of our business, our board has established an audit committee and a compensation committee. Our board does not have a nominating committee. The following tables provide you with information about our audit and compensation committees. None of the members of these committees is an officer or employee of us or any of our subsidiaries.

                                                                                     NUMBER OF
                                                                                   MEETINGS HELD
AUDIT COMMITTEE MEMBERS                  FUNCTIONS OF THE COMMITTEE                IN FISCAL 1999
-----------------------                  --------------------------                --------------
William A. Hines             -  Reviews our financial statements and annual              2
                                audit
Perry Segura                 -  Meets with our independent auditors to review
                                our internal controls and financial management
                                practices
                             -  Exercises general oversight of the integrity and
                                reliability of our accounting and financial
                                reporting practices and the effectiveness of our
                                system of internal controls

                                                                                         NUMBER OF
                                                                                       MEETINGS HELD
COMPENSATION COMMITTEE MEMBERS               FUNCTIONS OF THE COMMITTEE                IN FISCAL 1999
------------------------------               --------------------------                --------------
Charles E. Broussard             -  Analyzes, reviews and makes recommendations to           2
George C. Yax                       our board concerning compensation programs
                                 -  Administers our long-term incentive plan

DIRECTOR COMPENSATION

     Each director who is not also an employee of the company receives an annual fee of $12,000 for his services as a director. We reimburse all directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings.

     In addition, in each year during which our long-term incentive plan is in effect and a sufficient number of shares are available under the plan, on the day of each annual meeting of shareholders, each non-employee director will receive an option to purchase no more than 2,500 shares of common stock at an exercise price equal to the fair market value of our common stock on such date. The compensation committee determines the exact number of shares subject to the option. Each stock option will become fully exercisable on the date of its grant and will expire ten years from the date of grant, unless the non-employee director ceases to be a director. In that case, the exercise period will be shortened. In accordance with this arrangement, on August 28, 1998, we granted each non-employee director an option to buy 2,500 shares of our common stock at an exercise price of $8.75, the fair market value of our common stock on that date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, controller and the beneficial owners of more than 10% of our common stock to file certain beneficial ownership reports with the Securities and Exchange Commission. Mr. Broussard, a director of our company, failed to report timely six transactions on two statements on Form 4 in fiscal 1999; all transactions were reported late on a statement on Form 4 filed in fiscal 1999. In 1998, Mr. Hines, a director of our company, filed a late statement on Form 3 reporting one holding. Mr. Segura, a director of our company, failed to report six transactions on three statements on Form 4 in fiscal 1998, a statement on Form 5 for fiscal 1998, or a statement on Form 5 for fiscal 1999. Mr. Segura also failed to report four transactions on four statements on Form 4 in fiscal 1999 or a statement on Form 5 for fiscal 1999.

                                STOCK OWNERSHIP

     The following table sets forth, as of July 1, 1999, certain information regarding beneficial ownership of our common stock by (1) each of our directors as of that date, (2) each of our executive officers as of that date, (3) all of our directors and executive officers as a group, and (4) the other shareholder known by us to be the beneficial owner of more than 5% of our outstanding common stock, determined in accordance with Rule 13(d)(3) under the Securities Exchange Act of 1934. Unless otherwise indicated, we believe that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to us by such shareholders.

                                                                                       PERCENT OF
                                                                NUMBER OF SHARES      OUTSTANDING
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED(1)   COMMON STOCK
------------------------                                      ---------------------   ------------
Dailey J. Berard(2).........................................          495,374(2)           7.2%
David J. Berard.............................................           42,383(3)           *
Charles E. Broussard(4).....................................          416,934(4)           6.1%
William A. Hines............................................          702,500             10.3%
Peter J. Roman..............................................           12,195              *
Perry Segura(5).............................................          449,035(5)           6.7%
George C. Yax...............................................           15,000              *
All directors and executive officers as a group (9
  persons)..................................................        2,138,863             30.9%
Kalmar Investments Inc.(6)..................................          299,700(6)           4.4%

---------------

 *  Less than one percent.

(1) Includes shares that could be acquired within sixty days after July 1, 1999, upon the exercise of options granted pursuant to our stock option plan, as follows: Dailey J. Berard, 75,000 shares; David J. Berard, 13,000 shares; Mr. Broussard, 5,000 shares; Mr. Hines, 2,500 shares; Mr. Roman, 10,666 shares; Mr. Segura, 5,000 shares; Mr. Yax, 5,000 shares; all directors and executive officers as a group, 116,166 shares.

(2) Includes 5,700 shares owned by Dailey J. Berard's spouse. His address is c/o UNIFAB International, Inc., 5007 Port Road, New Iberia, Louisiana 70562.

(3) Includes 300 shares owned by David J. Berard's children.

(4) Includes 151,900 shares owned by a company controlled by Mr. Broussard, 254,534 shares owned by a limited liability company controlled by Mr. Broussard and 500 shares owned by his spouse. His address is 23604 South Louisiana Highway 82, Kaplan, Louisiana 70548.

(5) Includes 373,591 shares owned by a company controlled by Mr. Segura. His address is Post Office Box 13410, New Iberia, Louisiana 70562.

(6) Kalmar Investments Inc. has sole investment power but no voting power over all 299,700 shares. Its address is Barley Mill House, 3701 Kennett Pike, Greenville, Delaware 19807.

                         EXECUTIVE OFFICER COMPENSATION

     The following table provides you with information about the compensation we paid in fiscal 1999, 1998 and 1997 to our Chief Executive Officer and our other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION   SECURITIES
                                         FISCAL   -------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY     BONUS     OPTIONS(#)   COMPENSATION(1)
---------------------------              ------   --------   --------   ----------   ---------------
Dailey J. Berard.......................   1999    $180,000   $ 75,600     30,000         $3,600
  President and Chief Executive Officer   1998     206,681    429,120     65,000          8,276
                                          1997     125,449     50,015          0          9,530
David J. Berard........................   1999      83,006     35,700     15,000          2,490
  Vice President -- Domestic Sales        1998      66,588     48,339      8,000          1,746
                                          1997      63,416          0          0          1,746
Peter J. Roman(2)......................   1999      90,000     37,800     20,000          1,350
  Vice President and Chief Financial
     Officer                              1998      61,038     37,375      4,000              0

---------------

(1) Comprised of our contributions to our 401(k) Plan and interest, at the prime rate as quoted by the Chase Manhattan Bank from time to time, earned on deferred bonus compensation:

                                       FISCAL                        INTEREST ON DEFERRED
NAME                                    YEAR    PLAN CONTRIBUTIONS       COMPENSATION
----                                   ------   ------------------   --------------------
Dailey J. Berard.....................   1999          $3,600                $    0
                                        1998           3,219                 5,057
                                        1997           3,453                 6,077
David J. Berard......................   1999           2,490                     0
                                        1998           1,746                     0
                                        1997           1,746                     0
Peter J. Roman.......................   1999           1,350                     0
                                        1998               0                     0

(2) Mr. Roman began employment with us in July 1997.

STOCK OPTION GRANTS

     The following table sets forth information with respect to all stock options that we granted in fiscal 1999 to each of our executive officers named in the Summary Compensation Table.

                          OPTION GRANTS IN FISCAL 1999

                                                                                                    GRANT
                                                      INDIVIDUAL GRANTS                           DATE VALUE
                               ----------------------------------------------------------------   ----------
                                 NUMBER OF
                                 SECURITIES       % OF TOTAL
                                 UNDERLYING     OPTIONS GRANTED                                   GRANT DATE
                                  OPTIONS       TO EMPLOYEES IN   EXERCISE OR BASE   EXPIRATION    PRESENT
NAME                           GRANTED (#)(1)     FISCAL 1999       PRICE ($/SH)        DATE      VALUE $(2)
----                           --------------   ---------------   ----------------   ----------   ----------
Dailey J. Berard.............      30,000             10%              $7.50          12/03/08     $102,000
David J. Berard..............      15,000              5%               7.50          12/03/08       57,000
Peter J. Roman...............      20,000              7%               7.50          12/03/08       68,000

---------------

(1) Each of the stock options that we granted in fiscal 1999 to our executive officers will become exercisable over a three-year period beginning on the grant date. The stock options will become immediately exercisable in their entirety if (a) under certain circumstances, any individual, entity or group acquires beneficial ownership of more than 30% of our outstanding shares of common stock; (b) under certain circumstances, the composition of our board of directors is changed; (c) under certain circumstances, our shareholders approve of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of our assets; or (d) our shareholders approve of a complete liquidation or dissolution of our company. Our compensation committee also has the authority to take several actions regarding outstanding stock options upon the occurrence of any of the events described above, including requiring that outstanding stock options remain exercisable only for a limited time, providing for mandatory conversion of outstanding stock options in exchange for either a cash payment or certain securities, making equitable adjustments to stock options or providing that outstanding stock options will become options relating to securities to which a participant would have been entitled in connection with any of the events described above if the stock options had been exercised.

(2) We used the Black-Scholes option pricing model to determine the grant date present value of the stock options that we granted in fiscal 1999 to our executive officers. Under the Black-Scholes option pricing model, the grant date present value of each stock option referred to in the table was calculated to be $3.40. We used the following facts and assumptions in making such calculation: (a) an exercise price of $7.50 for each such stock option; (b) a fair market value of $7.50 for one share of common stock on the date of grant; (c) no dividend payments on our common stock; (d) a stock option term of 10 years; (e) a stock volatility of 79.7%, based on an analysis of monthly closing stock prices of shares of our common stock during a 2 1/2-month period; and (f) an assumed risk-free interest rate of 4.69%, which is equivalent to the yield on a two-year treasury note on the grant date. We applied no other discounts or restrictions related to vesting or the likelihood of vesting of stock options. We multiplied the resulting grant date present value of $3.40 for each stock option by the total number of stock options granted to each of our executive officers to determine the total grant date present value of such stock options granted to each of our executive officers.

OUTSTANDING STOCK OPTIONS

     The following table provides you with information about all outstanding stock options held by each of our executive officers as of March 31, 1999. None of our executive officers exercised stock options in fiscal 1999.

                    AGGREGATED OPTIONS AS OF MARCH 31, 1999

                                                      NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                     OPTIONS AT 3/31/99 (#)           AT 3/31/99(1)
                                                    -------------------------   -------------------------
                                                    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                                                    -------------------------   -------------------------
Dailey J. Berard..................................        53,333/41,667               6,250/12,500
David J. Berard...................................        10,333/12,667               3,125/ 6,250
Peter J. Roman....................................         9,333/14,666               4,167/ 8,333

---------------

(1) Based on the difference between the closing sales price of our common stock of $8.125 on March 31, 1999, as reported by the Nasdaq National Market and the exercise price of such options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year, Messrs. Broussard and Yax served on our compensation committee. No member has ever served as an officer or employee of our company or any of our subsidiaries. In fiscal 1999, none of our executive officers served as a director or member of the compensation committee of another entity, any of whose executive officers served on our board of directors or on our compensation committee.

CERTAIN TRANSACTIONS

     In July 1998, we acquired all the capital stock of Allen Tank, Inc. and LATOKA USA Inc. by means of mergers of those corporations with our subsidiaries. William A. Hines, who became a director of our company in satisfaction of a condition to the completion of the acquisitions, was a director and executive officer of Allen Tank and LATOKA and owned 70% of the capital stock of Allen Tank and approximately 89% of the capital stock of LATOKA.

     Each shareholder of Allen Tank and LATOKA received shares of our common stock, or the equivalent fair market value in cash, for his shares of Allen Tank stock and LATOKA stock. In exchange for his Allen Tank shares, Mr. Hines obtained a total of 630,000 shares of our common stock, and in exchange for his LATOKA shares, Mr. Hines received 70,000 shares of our common stock. We determined the consideration we paid for the outstanding shares of Allen Tank and LATOKA together with the shareholders of Allen Tank and LATOKA in arm's length negotiations.

     In connection with the acquisitions of all the capital stock of Allen Tank and LATOKA, we granted to each of the Allen Tank and LATOKA shareholders, including Mr. Hines, a one-time limited right to include all or a portion of his shares of our common stock in a registration statement otherwise being filed by us to register the sale of our common stock under the Securities Act of 1933. We have agreed to pay all the expenses of any such registration, other than underwriting fees, discounts and commissions. In addition, we granted Mr. Hines a one-time limited right to require us to register all or a portion of his shares of common stock under the Securities Act. Mr. Hines has agreed to pay all the expenses of such demand registration up to $200,000, and we have agreed to pay all the expenses, other than underwriting fees, discounts and commissions, in excess of $200,000. In consideration of the Allen Tank acquisition, Mr. Hines agreed that, during his initial term as a member of our board of directors (which will expire in 2000), he will not, without our consent, sell or dispose of any of his shares of our common stock except in a registered offering in accordance with his registration rights or by gift to a donee who agrees to be bound by the same restrictions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Our compensation committee has the authority, among other things, to review, analyze, and recommend compensation programs to our board of directors and to administer and grant awards under our employee benefit plans. Two of our directors, Charles E. Broussard and George C. Yax, comprise the compensation committee. Neither Mr. Broussard nor Mr. Yax are present or former officers of our company, and none of the members of the Compensation Committee are employees of our company.

     Our executive compensation consists primarily of (1) salaries, (2) annual cash incentive bonuses and (3) long-term incentive compensation in the form of stock options granted under our long-term incentive plan. The annual salary of Dailey J. Berard, our President and Chief Executive Officer, is set at $180,000 in his employment agreement, which was negotiated between our board of directors and Mr. Berard. The salaries of our other executive officers are based on their levels of responsibility and the subjective assessment of their performance.

     The amount of the annual bonus, if any, payable to Dailey J. Berard is determined in accordance with the terms of his employment agreement, which provides that he will be entitled to receive, as an annual incentive bonus, a percentage of his annual salary ranging from 50% to 100%, depending on the percentage net income return on our capital. We must achieve a minimum 15% net income return on capital for Mr. Berard to receive a minimum bonus of 50% of his annual salary, and Mr. Berard may receive the maximum bonus of 100% of his annual salary if we achieve a 30% or greater percentage net income return on capital. Our net income return on capital in fiscal 1999 was 18%, and, accordingly, Mr. Berard earned an incentive bonus of $75,600 for that year.

     We have adopted an executive compensation program for our other executive officers that ties a portion of executive compensation to our short-term performance. Under this program, executive officers and other key employees are entitled to receive, as an annual incentive bonus, a percentage of their respective annual salary ranging from 35% to 70%, depending on the percentage net income return on our capital. We must achieve a minimum 15% net income return on our capital for any of them to receive a minimum bonus of 35% of annual salary, and each of them may receive the maximum bonus of 70% of annual salary if we achieve a 30% or greater percentage net income return on capital. We have included the amounts of the incentive bonuses awarded to certain executive officers in fiscal 1999, 1998 and 1997 in the "Summary Compensation Table" under the heading "Executive Compensation."

     We also provide long-term incentives to our executive officers in the form of stock options granted under our long-term incentive plan. The stock option awards are intended to reinforce the relationship between compensation and increases in the market price of our common stock and to align our executive officers' financial interests with that of our shareholders. We based the size of the award in fiscal 1999 to each of our executive officers on the position of each participating officer and a subjective assessment of each participant's individual performance. The table entitled "Option Grants in Fiscal 1999" under the heading "Executive Compensation" sets forth the stock options granted in fiscal 1999 to our executive officers.

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. None of our executive officers reached the deductibility limitation for fiscal 1999. Our compensation committee believes that the stock options granted to our executive officers, as discussed above, qualify for the exclusion from the deduction limitation under Section 162(m). Our compensation committee anticipates that the remaining components of individual executive compensation that do not qualify for an exclusion from
Section 162(m) should not exceed $1 million in any year and therefore will continue to qualify for deductibility.

                           The Compensation Committee

                Charles E. Broussard                George C. Yax

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on our common stock from September 19, 1997, which is the date that our common stock initially traded publicly, to March 31, 1999, with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Oil & Gas (Drilling & Equipment) Index for the same period. The returns are based on an assumed investment of $100 on September 19, 1997 in our common stock and in each of the indexes and on the assumption that dividends were reinvested. The assumed $100.00 investment in our common stock is made at $32.00 per share, the closing price on September 19, 1997, the first day of trading after the effective date of our initial public offering. Our common stock was sold in the initial public offering at $18.00 per share.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                  UNIFAB INTERNATIONAL, INC., S&P 500 INDEX &
                   S&P OIL & GAS (DRILLING & EQUIPMENT) INDEX

                              [PERFORMANCE GRAPH]


                                                  SEPTEMBER 19, 1997   MARCH 31, 1998   MARCH 31, 1999
                                                  ------------------   --------------   --------------
UNIFAB International, Inc.......................       $100.00            $ 54.69          $ 25.39
S&P 500.........................................        100.00             116.87           138.44
S&P Oil & Gas (Drilling & Equipment)............        100.00              94.56            73.15

ASSUMES $100 INVESTED ON SEPTEMBER 19, 1997 IN UNIFAB INTERNATIONAL, INC. COMMON STOCK, S&P 500 INDEX & S&P OIL & GAS (DRILLING & EQUIPMENT) INDEX

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

                                    [LEGEND]

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

     Our board of directors seeks shareholder ratification of its appointment of Ernst & Young LLP to act as the independent auditors of our financial statements for fiscal 2000. Our board has not determined what, if any, action it would take should the appointment of Ernst & Young LLP not be ratified. One or more representatives of Ernst & Young LLP will be available at our 1999 annual meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

                                            By Order of the Board of Directors

                                            Peter J. Roman
                                            Secretary

New Iberia, Louisiana
August 19, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           UNIFAB INTERNATIONAL, INC.

     The undersigned hereby constitutes and appoints Dailey J. Berard and Peter
J. Roman or either of them proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side, all of the shares of Common Stock of UNIFAB International, Inc. (the "Company") that the undersigned is entitled to vote held of record by the undersigned on August 5, 1999, at the annual meeting of shareholders of the Company to be held on September 17, 1999 (the "Annual Meeting"), and at all adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE PROPOSAL LISTED ON THE REVERSE SIDE. THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                           (Please See Reverse Side)

                           UNIFAB INTERNATIONAL, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR PROPOSAL 2.

                       FOR                                WITHHOLD
              all nominees listed to the                  AUTHORITY
              left (except as marked to           to vote for all nominees
                the contrary below)                   listed to the left

                      [   ]                                 [   ]

1. Election of the nominees for directors.

   Nominees: Charles E. Broussard
             George C. Yax

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

2. Ratification of appointment of Ernst & Young LLP as independent auditors.

               FOR                      AGAINST                  ABSTAIN

              [   ]                      [   ]                     [   ]

3. In their discretion to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                ,1999
------------------------------------------------
Signature of Shareholder                Date


                                                ,1999
------------------------------------------------
Signature if held jointly               Date

Note: Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.